UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

ILG, INC.
(Name of Registrant as Specified in Its Charter)

FRONTFOUR CAPITAL GROUP LLC

FRONTFOUR MASTER FUND, LTD.

FRONTFOUR OPPORTUNITY FUND LTD.

FRONTFOUR REAL ASSET ALTERNATIVES FUND

FRONTFOUR CAPITAL CORP.

STEPHEN E. LOUKAS

DAVID A. LORBER

ZACHARY R. GEORGE

MICHELLE FELMAN

JAMES E. HYMAN

EMANUEL R. PEARLMAN

SIMON M. TURNER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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FrontFour Capital Group LLC, together with its affiliates (collectively, “FrontFour”), has filed a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of its slate of director nominees at the 2018 annual meeting of stockholders (the “Annual Meeting”) of ILG, Inc., a Delaware corporation (“ILG” or the “Company”).

On May 1, 2018, in connection with the Company’s announced acquisition by Marriott Vacations Worldwide Corporation (“Marriott Vacations”), FrontFour determined to withdraw its slate of nominees for election to the Board of Directors of the Company at the Annual Meeting. For nearly a year, FrontFour has publicly and privately advocated for a business combination between ILG and Marriott Vacations, believing that such a transaction would maximize value for the Company’s stockholders. Accordingly, FrontFour supports the acquisition of ILG by Marriott Vacations and is pleased to have served as a catalyst for such a value-maximizing transaction.